UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     June 15, 2010

     TRANS ENERGY, INC.

     (Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
State or other jurisdiction	Commission File Number	IRS Employer Identification No.
of incorporation

     210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170

     (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

     See Item 2.04 below.

Section 2 – Financial Information

Item 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

     On June 15, 2010, Trans Energy, Inc. (the “Company”) received a written notice of maturity / reservation of rights from CIT Capital USA Inc. (“CIT”) with respect to a certain credit agreement in the form of a senior secured revolving credit facility. The credit facility matured on June 15, 2010 and CIT advised the Company that no further loans will be made under the agreement and that all indebtedness under the agreement is due and payable. The principal amount due is $30,000,000 plus any accrued and unpaid interest and other fees and expenses. CIT also advised the Company that it is reserving the right to exercise any and all rights and remedies available under the agreement.

     The Company entered into the credit agreement on June 15, 2007, whereby CIT agreed to lend the Company up to $18,000,000 under the revolving credit facility, with the Company having the ability to increase the credit facility to $30,000,000. As a provision of the agreement, the Company conveyed to CIT a first priority, continuing security interest in, lien on and right of setoff against, all of the Company’s properties, assets, security interests, related books and records and any proceeds from sales and revenues generated from the foregoing. All principal payments became due at maturity on June 15, 2010 for all borrowings outstanding on that date.

     On June 18, 2010, CIT and the Company executed a forbearance letter agreement whereby CIT rescinds its June 15, 2010 notice of maturity. CIT agrees to forebear from exercising its rights and remedies against the Company and its property until June 25, 2010. The forbearance is subject to the conditions that the Company engages a financial restructuring consultant, reasonably acceptable to CIT, and pays to CIT a forbearance fee of $150,000 on or before June 25, 2010. The forbearance agreement expressly reserves CIT’s right to exercise any and all rights and remedies available to it under the credit agreement.

     If the Company is unable to restructure the credit agreement or arrange for alternative financing, the agreement will be in default and the principal amount and accrued interest and fees would become immediately due. The Company is currently evaluating a possible restructuring plan and/or refinancing of the CIT credit agreement. On June 18, 2010, the Company entered into an agreement with Oppenheimer & Co. Inc. whereby Oppenheimer was engaged to act as the Company’s financial advisor and investment banker in this regard.

Notes about Forward-looking Statements

     Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                 TRANS ENERGY, INC.

Date: June 21, 2010	By:	/s/ JOHN G. CORP
John G. Corp
Vice President